Exhibit 4.23
PORTIONS OF THIS EXHIBIT HAVE BEEN REDACTED.
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL AND (ii) WOULD BE LIKELY TO CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.
REDACTED MATERIAL IS MARKED WITH [***].
LICENSE AGREEMENT
BETWEEN
INDIVIOR UK LIMITED
AND
ADDEX PHARMA S.A.

TABLE OF CONTENTS

1.	DEFINITIONS

2.	LICENSE

3.	JOINT RESEARCH ACTIVITIES

4.	DEVELOPMENT ACTIVITIES

5.	DILIGENCE

6.	PAYMENT

7.	INTELLECTUAL PROPERTY

8.	WARRANTIES

9.	CERTAIN COVENANTS AND AGREEMENTS

10.	TERM; TERMINATION

11.	INDEMNIFICATION

12.	INSURANCE

13.	CONFIDENTIALITY

14.	MISCELLANEOUS

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is entered into as of this 2nd day of January 2018, by and between Indivior UK Limited (Co. No. 7183451) with a registered address of 103-105 Bath Road, Slough, Berkshire, SL1 3UH (“Indivior”), and Addex Pharma S.A., a company organized under the laws of Switzerland (“Addex”).
INTRODUCTION
WHEREAS, Indivior is engaged in the business of, among other things, developing, marketing and distributing pharmaceutical products;
WHEREAS, Addex owns certain intellectual property rights related to its GABAb program, including, but not limited to, ADX 71441 compound for the treatment of addictive disorders; and
WHEREAS, the Parties desire to enter into an agreement granting Indivior a license to such intellectual property to enable Indivior to develop, manufacture, market and distribute Product(s) (as defined below), subject to and in accordance with the terms and conditions of this Agreement.
In consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Addex and Indivior agree as follows:
1.                                      DEFINITIONS
When used in this Agreement, each of the following terms, whether used in the singular or plural, shall have the meanings set forth in this Section 1:
1.1                               “Accounting Standards” means, with respect to a Person, International Financial Reporting Standards (IFRS), as consistently applied by such Person across its operations.
1.2                               “Addex Development Patent Rights” means any Patent Right generated from the activities of this Agreement that Covers a Licensed Compound but which Patent Right does not Cover any Addex Retained Compound, and which is not an Indivior Improvement Patent Right or a Joint Patent Right.
1.3                               “Addex Existing Patent Rights” means the patents and patent applications set forth on Schedule 1.3 and Patent Rights relating or claiming priority thereto.
1.4                               “Addex Improvements” means any improvements, enhancements or modifications of the Licensed IP developed by or on behalf of Addex other than Joint Improvements.
1.5                               “Addex Know-How” means all Know-How owned or controlled by (or, to the extent sublicensable, licensed to), Addex or its Affiliates (a) as of the date hereof or (b) which is created or acquired by Addex in the course of carrying out its obligations under this Agreement, in each case that is necessary or useful for the research, development, manufacture, use or commercialization of the Licensed Compounds and/or the Products.
1.6                               “Addex Other Patent Rights” means such rights that Addex has in any Patent Rights that are not: (a) Addex Existing Patent Rights, (b) Addex Development Patent Rights or (c) Addex Overlapping Patent Rights, but are other Patent Rights owned or controlled by (or, to the extent sublicensable, licensed to), Addex or its Affiliates and are filed or claim priority to an application filed before or during the Term and that contain a claim that Covers a Licensed Compound.
1.7                               “Addex Overlapping Patent Rights” means any Patent Rights generated from the activities of this Agreement that Cover a Licensed Compound and also Cover an Addex Retained Compound, and which are not Indivior Improvement Patent Rights or Joint Patent Rights.
1.8                               “Addex Patent Rights” means (a) the Addex Existing Patent Rights, (b) the Addex Development Patent Rights, (c) the Addex Overlapping Patent Rights and (d) Addex’s interest in any Addex Other Patent Rights and, to the extent Addex has a non-exclusive right to any Addex Other Patent Rights, reference to the Addex Other Patent Rights shall mean such non-exclusive right.

1.9                               “Addex Product” means any pharmaceutical product that contains or comprises an Addex Retained Compound.
1.10                        “Addex Retained Compounds” means (a) the Compounds that cease to be Development Compounds and become Addex Retained Compounds pursuant to Section 3.4 and (b) any Compounds discovered by Addex after the expiry of the Research Term.
1.11                        “Addex Retained Patent Rights” means Patent Rights generated from the activities of this Agreement that Cover an Addex Retained Compound and that do not Cover any Licensed Compound.
1.12                        “Affected Product” has the meaning set forth in Section 6.5(d).
1.13                        “Agreed Assay” means the assay set out in Schedule 1.13.
1.14                        “Affiliate(s)” means, with respect to a Party, any Person that is directly or indirectly controlled by, controlling, or under common control with such Party. For purposes of this definition only, the term “control” (including, with correlative meaning, the terms “controlling”, “controlled by”, and “under common control with”), as used with respect to the applicable Party, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Party, whether through ownership of interests representing equity, securities, or partnership interests or by contract, or otherwise. Ownership of more than fifty percent (50%) of such equity, securities or partnership interests in a Person shall, without limitation, be deemed to be control for purposes of this definition. For the purposes of this Agreement, an Addex Affiliate shall exclude any entity that, after the Effective Date, acquires control of Addex.
1.15                        “ANDA” means an abbreviated new drug application filed with the FDA pursuant to 21 U.S.C. § 355(j) and 21 C.F.R. § 314.3.
1.16                        “Annual Net Sales” means, with respect to any jurisdiction, the total Net Sales of all Products sold in such jurisdiction during any twelve (12) month period.
1.17                        “Applicable Law” means federal, state, local and national laws, statutes, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Term and applicable to a particular activity or country or other jurisdiction hereunder.
1.18                        “Bankruptcy Code” has the meaning set forth in Section 2.3.
1.19                        “Commercially Reasonable Efforts” means, with respect to the performance of development or commercialization activities with respect to the Licensed Compound, Development Compound or a Product by a Party, the performance of obligations or tasks in a manner consistent with the reasonable practices of a similarly situated biotechnology (in the case of Addex) or pharmaceutical (in the case of Indivior) company having similar resources for the development or commercialization (as applicable) of a product having similar technical and regulatory factors and similar market potential, profit potential and strategic value, and that is at a similar stage in its development or product life cycle as such Licensed Compound, Development Compound or Product; provided that [***] Commercially Reasonable Efforts require a Party to take any actions that (a) require such Party to [***] under this Agreement, (b) would [***] or (c) [***] so long as [***].
1.20                        “Compound” means any molecule that is a positive allosteric modulator of the GABAb receptors (a) with [***] or less as determined in the Agreed Assay and (b) at least [***], as determined in the Agreed Assay, and any racemate or enantiomer of such molecule, and any salt or hydrate of any of the foregoing.
1.21                        “Cover” means, with respect to a patent or patent application for a Compound or Product, that a Third Party’s unlicensed research on, development, manufacture, or commercialization of such Compound, or a pharmaceutical product containing or comprising such Compound, or such Product would fall within at least one claim of such patent or patent application or would cause indirect infringement of the claim by a Third Party. With respect to a pending patent application, the phrase “would fall within the claim” intends such analysis to be based on the claims of such pending application as if they were contained in an issued or granted patent.
1.22                        “Development Compound” has the meaning set forth in Section 3.4.

1.23                        “Development Milestone Payments” has the meaning set forth in Section 6.3.
1.24                        “Effective Date” means the date first written above.
1.25                        “European Major Market” means any of the following countries in Europe: France, Germany, Italy, Spain and the United Kingdom.
1.26                        “FDA” means the United States Food and Drug Administration, or any successor entity thereto performing similar functions.
1.27                        “Field” means the use of pharmaceutical products containing or comprising Compounds in the treatment, diagnosis and/or prevention of any disease in humans other than for the Reserved Indications.
1.28                        “Filing Acceptance” means, as applicable, the acceptance for filing of a complete NDA (or its equivalent) by the FDA in the United States, or acceptance for filing of a comparable application by a Regulatory Authority in Europe for the manufacture, supply, marketing and sale of a pharmaceutical product.
1.29                        “FTE” means the equivalent of the work of one appropriately qualified individual working on a full-time basis in performing work in connection with this Agreement for a twelve (12) month period (consisting of at least a total of [***] hours per year of dedicated effort). FTE efforts shall not include the work of general corporate or administrative personnel but a single FTE may comprise the work of one or more individuals.
1.30                        “FTE Rate” means, for the period from the Effective Date to 31 December 2018, [***]. Thereafter, the FTE Rate shall be increased or decreased on 1 January of each year by the annual percentage increase or decrease in the UK Consumer Price Inflation published by the UK Office of National Statistics.
1.31                        “Generic Product” means, with respect to any Product, a non-proprietary drug product that is a pharmaceutical equivalent to such Product, meaning that: (a) it is placed on the market pursuant to a validly granted marketing authorization by a Third Party and such Third Party has not been granted any rights by Indivior to place such product on the market, except in cases where (i) such Third Party has filed an ANDA and such rights were granted as part of an ANDA litigation settlement, (ii) Indivior did not receive monetary consideration from such Third Party and (iii) the grant of rights by Indivior was a good faith attempt to maximize the expected length of market exclusivity for such Product; (b) it contains the same active ingredient(s), has the same dosage form and route of administration; (c) the marketing authorization for which such product was obtained by making a cross reference to the data provided by Indivior to the relevant Regulatory Authority in the application for Marketing Approval for the corresponding Product; and (d) it is AB rated in the United States (or similar designation of therapeutic substitutability outside the United States).
1.32                        “Good Clinical Practice” or “GCP” means, as to the United States and the European Union, good clinical practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices as then in effect in the United States or the European Union, in each case to the extent relating to the pharmaceutical products hereunder.
1.33                        “Good Manufacturing Practice” or “GMP” means (a) as to the United States and the European Union, good manufacturing practices and general biological products standards as promulgated by the FDA pursuant to 21 CFR Parts 210, 211, 600 and 610 and as promulgated by the European Union pursuant to Commission Directive 2003/94/EC, respectively, each as may be amended from time to time, and (b) with respect to any other jurisdiction, manufacturing practices equivalent to the aforementioned good manufacturing practices as then in effect in the United States or the European Union, in each case to the extent relating to the pharmaceutical products hereunder.
1.34                        “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of any government or a federal, state, province, county, city or other political subdivision thereof.
1.35                        “Guaranteed Spend” has the meaning set forth in Section 3.1.
1.36                        “IND” means an investigational new drug application filed with the FDA pursuant to 21 C.F.R. §312 or any similar authorization outside the US.

1.37                        “Indication(s)” means a disease classification as defined within the “International Statistical Classification of Diseases and Related Health Problems” as published on the date hereof by the World Health Organization (e.g. F10 Mental and Behavioral Disorders due to the use of Alcohol is a distinct indication from F14 Mental and Behavioral Disorders due to the use of Cocaine).
1.38                        “Indivior Exclusive Field” means the use of pharmaceutical products containing or comprising Compounds in the treatment, diagnosis and/or prevention of any disease in humans other than for the Reserved Indications and/or the Shared Indications.
1.39                        “Indivior Improvements” means any improvements, enhancements or modifications of the Licensed IP developed by or on behalf of Indivior other than Joint Improvements.
1.40                        “Indivior Improvement Patent Rights” means any Patent Rights, excluding any Joint Patent Rights, that Cover an Indivior Improvement.
1.41                        “Initiation” means, with respect to a clinical study, the first dosing of the first patient in such client study.
1.42                        “IP License” has the meaning set forth in Section 2.1.
1.43                        “Joint Improvements” has the meaning set forth in Section 7.1(d).
1.44                        “Joint Patent Rights” means any Patent Rights based on an invention made while carrying out the Parties’ activities pursuant to this Agreement which have multiple inventors, as defined by U.S. patent law, where there is at least one inventor, employed by or otherwise obligated to assign their rights in the invention to Addex, and at least one inventor employed by or otherwise obligated to assign their rights in the invention to Indivior.
1.45                        “Joint Research Committee” and “JRC” have the meaning set forth in Section 3.8.
1.46                        “Know-How” means any and all data, inventions, methods, proprietary information, processes, trade secrets, techniques and technology (whether patentable or not) which are confidential to the relevant Party, including discoveries, formulae, materials (including chemicals), biological materials (including expression constructs, nucleic acid sequences, amino acid sequences, and cell lines), practices, test data (including pharmacological, toxicological, pre-clinical and clinical information and test data), analytical and quality control data (including drug stability data), manufacturing technology and data (including formulation data), and sales forecasts, data and descriptions.
1.47                        “Knowledge” means, with respect to Addex, facts or other information [***].
1.48                        “Launch Date” means, on a country-by-county basis, the date of the first commercial sale of a Product by Indivior, its Affiliate or sublicensee to a Third-Party after Marketing Approval together with any required pricing and reimbursement approvals for such·Product has been obtained in such country; provided that sales prior to receipt of Marketing Approval for such Product, such as so-called “treatment IND sales,” “named patient sales”, “Temporary Authorization for Use in France”, and “compassionate use sales,” shall not be construed as comprising a Launch Date.
1.49                        “Licensed Compound” means any molecule that is (a) Covered by the Addex Existing Patent Rights, as well as any enantiomer or racemate of such molecule, and/or any salt or hydrate of any of the foregoing; and/or (b) any Compound that is selected by Indivior as a Licensed Compound pursuant to Section 3.4.
1.50                        “Licensed IP” means the Addex Patent Rights and Addex Know-How and Addex’s ownership interest in Joint Improvements and Joint Patent Rights.
1.51                        “Major Market” means the United States, Canada, Australia and each of the European Major Markets.
1.52                        “Marketing Approval” means, as applicable, the approval of an NDA by the FDA in the United States or approval of a comparable application by a Regulatory Authority in any other country or jurisdiction for the manufacture, supply, marketing and sale of a pharmaceutical product. For clarity, “Marketing Approval” shall not include any governmental pricing and/or reimbursement approvals and/or authorizations issued by a Regulatory Authority or any other governmental agency in any country or jurisdiction.
1.53                        “NDA” means a New Drug Application, as defined in 21 U.S.C. §355(b) et seq., and the regulations promulgated thereunder, as such application may be amended or supplemented from time to time.
1.54                        “Net Sales” means the gross amounts invoiced by Indivior, its Affiliates or their respective sublicensees (each, an “Indivior Party”) for the sale of a Licensed Compound or Product to Third Parties, less the following:
(i)                                     customary trade, quantity and cash discounts and any other adjustments, including granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, reimbursements or similar payments granted or given to wholesalers or distributors, buying groups, health care insurance carriers, governments, government-subsidized programs or managed care organizations, or other institutions, or adjustments arising from consumer discount programs, in each case actually allowed and taken by a Third Party with respect to amounts invoiced for such Product;
(ii)                                  sales taxes or similar taxes, including duties or other governmental charges imposed on the sale of Product to a Third Party (excluding any taxes imposed on or measured by the net income or profits of the Indivior Party), not reimbursable, refundable or creditable to the Indivior Party; and
(iii)                               prepaid freight, insurance and handling fees actually invoiced (to the extent that the Indivior Party actually incurs the cost of freight, insurance and handling fees for Product and are not reimbursable, refundable or creditable to the Indivior Party);
in each case (i)-(iii) as determined from books and records of the Indivior Party maintained in accordance with applicable Accounting Standards. Amounts invoiced for sales or other transfer of such Product between or among Indivior, its Affiliates and/or other Indivior Parties shall be excluded from the computation of Net Sales unless such sales are intended for end use, in which case the fair market value of such sale shall be applied. If a sale or transfer of Product involves consideration other than cash or is not at arm’s length, then the Net Sales from such sale or transfer shall be the arm’s length fair market value, which generally will mean the Indivior Party’s average sales price for the Quarter.
1.55                        “[***]” means [***].
1.56                        “[***]” means [***].
1.57                        “Party” means Indivior or Addex, as applicable, and “Parties” means both Indivior and Addex.
1.58                        “Patent Filing Jurisdictions” means the United States, the European Major Markets and Japan.
1.59                        “Patent Rights” means all issued patents, pending patent applications and additional patent applications, provisionals, continuations, continuations-in-part, divisions, reissues, reexaminations, extensions, supplementary protection certificates, substitutions and renewals of any of the foregoing, all foreign counterparts of any of the foregoing, and all new patents that may issue from or claim priority to any of the foregoing.
1.60                        “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.
1.61                        “Phase Ib Study” means a study in healthy subjects (rather than patients in the proposed indication) with a primary endpoint of safety and tolerability and which has the additional purpose of investigating the pharmacokinetics, pharmacodynamics and preliminary indications of efficacy of the Product.
1.62                        “Phase II” means a human clinical trial, the principal purpose of which is to establish a dose and/or dose range and which is intended to generate additional safety data that will support the design of Phase III research protocols in a patient population that has the disease or condition being studied, as further described in 21 C.F.R. §312.21(b).

1.63                        “Phase III” means a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease or condition being studied, as further described in 21 C.F.R. §312.21(c), which is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of an application for Marketing Approval for the indication being studied.
1.64                        “Post-Grant Proceeding” means any re-examination, inter-partes review, re-issue, opposition, interference, cancellation, prior use, derivation, or other proceeding before an administrative agency or administrative tribunal (but excluding routine ex-parte patent prosecution and its associated administrative appeals) related to the validity, scope, ownership, or inventorship of a patent or allowed patent application, as well as any judicial appeals resulting from such a proceeding.
1.65                        “Presentation” means, in relation to a Product or Generic Product, the pharmaceutical form of such product in combination with the route of administration such that, by way of example and without limitation, immediate release oral formulations are distinct presentations from sustained release formulations, buccal delivery is distinct from tablets that release in the digestive tract, injectable formulations are distinct presentations from tablets or inhalers and an injectable depot is a distinct presentation from a liquid injection.
1.66                        “Product” means any pharmaceutical product that comprises or contains a Licensed Compound.
1.67                        “Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Quarter shall end on the last day of the Term.
1.68                        “Regulatory Authorities” means, with respect to any jurisdiction, the applicable Governmental Authority responsible for regulating the manufacture, distribution and sale of pharmaceutical products in such jurisdiction.
1.69                        “Representatives” has the meaning set forth in Section 4.3.
1.70                        “Research Activities” means the activities carried out by the Parties in the conduct of the Research Plan.
1.71                        “Research Plan” has the meaning set forth in Section 3.2.
1.72                        “Research Term” means the period commencing on May 1, 2018 and expiring on the second anniversary thereof unless the Parties agree to extend the Research Term pursuant to Section 3.3.
1.73                        “Reserved Indications” means the following Indications:
(a)                                 [***] including but not limited to Charcot Marie Tooth (G60);
(b)                                 [***] including but not limited to [***];
(c)                                  [***] including but not limited to [***]; and
(d)                                 [***].
1.74                        “Royalty” has the meaning set forth in Section 6.4.
1.75                        “Royalty Term” means, with respect to each Product in a particular country, the period of time commencing on the Launch Date of such Product and ending on the later of (a) ten (10) years after the Launch Date of the applicable Product in such country, (b) expiration in such country of the last Valid Patent Claim of the last-to-expire of any Joint Patent Rights or Addex Patent Rights that Cover such Product in the country of its manufacture or sale, and (c) expiration of any applicable marketing or data exclusivity conferred by, or as a consequence of a right, designation or authorisation granted by, a Regulatory Authority in a particular country with respect to such Product in such country.
1.76                        “Sales Milestone Payments” has the meaning set forth in Section 6.6.

1.77                        “Shared Field” means the use of pharmaceutical products containing or comprising Compounds in the treatment, diagnosis and/or prevention of any disease in humans for the Shared Indications.
1.78                        “Shared Indications” means following Indications: [***].
1.79                        “Successful Completion of a Phase I Study of a Product” means the first to occur of the following:
(a)                                 (i) receipt by Indivior, its Affiliate or sublicensee of a statistical analysis of [***] that indicates that the [***] has met its primary endpoint and (ii) a study protocol has been agreed with FDA (or, outside the US, an application for clinical trial approval has been granted by the relevant Regulatory Authority) for a subsequent study in patients with the disease; or
(b)                                 (i) receipt by Indivior, its Affiliate or sublicensee of a statistical analysis of [***] of a Product that indicates that the relevant study has met its primary endpoint and (ii) a study protocol has been agreed with FDA (or, outside the US, an application for clinical trial approval has been granted by the relevant Regulatory Authority) for a subsequent study in patients with the disease; or
(c)                                  the dosing by or on behalf of Indivior, an Affiliate or sublicensee of a Product in a Phase II study for a Product.
1.80                        “Term” has the meaning set forth in Section 10.1.
1.81                        “Territory” means, subject to Section 10.2, worldwide.
1.82                        “Third Party” means any Person other than Indivior, Addex or their respective Affiliates.
1.83                        “Third Party Licenses” has the meaning set forth in Section 2.4.
1.84                        “Valid Patent Claim” means an issued, unexpired claim of a patent or patent application within the Addex Patent Rights or Joint Patent Rights, in each case, that (a) has not been revoked, cancelled or held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be, or has been, taken and (b) has not been abandoned or expired, except where such abandonment is a result of Indivior’s failure to maintain the Addex Patent Rights or Joint Patent Rights in the Patent Filing Jurisdictions as required herein, [***].
2.                                      LICENSE
2.1                               License Grant. Addex hereby grants to Indivior a world-wide, royalty-bearing, right and license, under the Licensed IP, to develop, conduct research related to, manufacture, make, have made, use, lease, license, import, offer for sale, commercialize, distribute, sell and have sold, or otherwise transfer the Licensed Compounds and/or Products in the Field (“IP License”). The IP License (a) is exclusive to Indivior (even as to Addex) and (b) includes the exclusive right to sublicense as described below.
2.2                               Affiliates; Right to Sublicense. Indivior shall have the right to (a) exercise the license granted under Section 2.1 through its Affiliates for so long as such entity remains an Affiliate of Indivior and (b) grant sublicenses of the Licensed IP to Third Parties without the prior written consent of Addex; provided that [***], Indivior shall not grant sublicenses of the Licensed IP to Third Parties for [***] without the prior written consent of Addex, which consent shall not be unreasonably withheld, delayed or conditioned. All such sublicenses shall be consistent with this Agreement and terminate automatically on the termination or expiry of this Agreement. Indivior shall remain responsible to Addex for all activities of its Affiliates and sublicensees to the same extent as if such activities had been undertaken by Indivior itself, subject to Section 10.2(c)(iv).
2.3                               Rights Under Bankruptcy. All rights and licenses granted under or pursuant to any section of this Agreement in connection with U.S. intellectual property rights are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. Indivior, as the licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against Addex under the Bankruptcy Code, Indivior will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property, which, if not already in Indivior’s possession, will be promptly delivered to it upon Indivior’s written request thereof. Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code. Addex agrees that it shall not take any action in any bankruptcy or similar proceeding related solely to and commenced as a direct consequence of the insolvency of Addex to reject or object to this Agreement or any rights granted herein.
2.4                               Third Party Licenses.
(a)                                 In the event that it is necessary or useful to obtain licenses under any Patent Rights claiming the use of, or composition of matter of any Licensed Compound from any Third Party (“Third Party Licenses”) in order to commercialize any Product(s), Indivior may, in its discretion and cost, obtain such Third Party Licenses. For the avoidance of doubt, the term Third Party Licenses shall not include intellectual property licenses for new manufacturing process or formulation technologies that may be selected by Indivior.
(b)                                 Indivior shall be responsible for the royalty costs or other fees payable with respect to such Third Party Licenses; provided that Indivior may deduct up to [***] of the amounts paid to the relevant Third Party under the relevant Third Party License from the Royalty payable by Indivior to Addex pursuant to Section 6.4; provided further that in no event shall any such offset reduce the Royalty payable to Addex in respect of a country to less than [***] of the royalty rates set out in the table in Section 6.4.
2.5                               Retained Rights. Addex retains the right under any Licensed IP to research, develop, manufacture, commercialize and otherwise exploit any Addex Retained Compounds and/or Addex Products solely in the Reserved Indications and the Shared Indications by itself, through Affiliates and/or through sublicensees and Addex shall have no obligation to account to Indivior for any consideration it may receive in respect of such Addex activities; provided that any license granted by Addex in respect of any Addex Retained Compounds or Addex Products shall not be inconsistent with the terms of this Agreement. The Parties may, from time to time, discuss any advances in the understanding of the use of Compounds in the treatment, diagnosis and/or prevention of any disease in humans and, subject to the prior written agreement of the Parties, any indications discussed may be included in the Reserved Indications or the Shared Indications.
2.6                               Joint Patent Rights. It is agreed between the Parties as follows:
(a)                                 Unless otherwise expressly provided herein, Addex retains all of its ownership rights to the Joint Patent Rights. Addex’s rights to any Joint Patent Rights shall be included in the scope of the Licensed IP, solely to the extent they contain a claim that Covers a Licensed Compound and are applicable in the Field.
(b)                                 Unless otherwise expressly provided herein, Indivior retains all of its ownership rights to the Joint Patent Rights. Indivior’s rights to any Joint Patent Rights which relate solely to an Addex Retained Compound shall be licensed to Addex: (i) for the Reserved Indications only on an exclusive basis (even as to Indivior); and (ii) for the Shared Indications on a non-exclusive basis, and in each case on a sublicensable, perpetual, irrevocable and royalty free basis.
The Parties agree that, except to the extent that Indivior has exclusively licensed the relevant Joint Patent Rights to Addex or Addex has exclusively licensed the Joint Patent Rights to Indivior hereunder, either Party may license, assign, mortgage or exploit its interest in an invention claimed in such Joint Patent Rights without the consent of the other Party and either Party may otherwise undertake all activities a sole owner might undertake with respect to its interest in such joint invention without the consent of the other Party, except as otherwise provided for in this Agreement or as the Parties may otherwise agree in writing.
2.7                               Exclusivity. During the Term, neither Party, by itself, its Affiliates or through any Third Party (including licensees or sublicensees), shall develop, seek Marketing Approval for, manufacture, import, market, sell, distribute, license or otherwise commercialize any [***], except pursuant to this Agreement.
2.8                               Field Restrictions. During the Term, Indivior shall not, directly or indirectly (including through sublicensees and Affiliates), conduct activities with respect to Compounds, Licensed Compounds or Products outside of the Field and Addex shall not, directly or indirectly (including through licensees and Affiliates), conduct activities with respect to Compounds (except as expressly provided in this Agreement), Addex Retained Compounds or Addex Products within the Indivior Exclusive Field or, with respect to Licensed Compounds or Products, outside the Indivior Exclusive Field.

3.                                      JOINT RESEARCH ACTIVITIES
3.1                               Guaranteed Spend. Indivior shall pay to Addex at least $2 million ($2,000,000) per twelve (12) month period during the Research Term and Addex shall use such sums to carry out its research and/or discovery activities into the Compounds (including dedicating the number of FTEs required); provided that in no event shall Indivior be required to pay more than $2 million ($2,000,000) for such research and/or discovery activities in any 12-month period (“Guaranteed Spend”), unless otherwise agreed. Once the Research Plan has been agreed upon pursuant to Section 3.2, the Guaranteed Spend shall be used to fund the Research Plan. During the Research Term, payment of the Guaranteed Spend shall be paid [***] prior to agreement of the Research Plan and thereafter in accordance with the budget agreed as a part of the Research Plan, in each case within [***] days of receipt of an invoice from Addex.
3.2                               Research Plan. The Parties shall each use their reasonable endeavors to reach agreement on, and execute, within [***] days of the Effective Date, a written plan for joint research and/or discovery of Compounds pursuant to this Article 3 (“Research Plan”), which plan shall specify, among other things, the obligations of each Party and the budget for implementing such Research Plan. Addex shall, subject to Sections 3.4 and 3.5 carry out its responsibilities (including dedicating the number of FTEs required) under the Research Plan during the Research Term. Any disputes related to the preparation of or amendment to the Research Plan shall be handled in accordance with Section 14.12.
3.3                               Research Term. The initial Research Term may be extended [***] if both Parties agree in writing, at least [***] days prior to the expiry of the then-current Research Term, to extend the Research Term, such agreement to include a revised Research Plan to cover the additional work, the number of FTEs to be provided by each Party for such work and a budget for the additional work.
3.4                               Selection of Compounds. Within [***] days of the end of the Research Term, Addex shall compile a report that sets out all of the Compounds identified in the course of undertaking the Research Plan and the Parties shall discuss whether any of the Compounds so identified meet the target product profile in the Research Plan and are suitable for further development (each such Compound, subject to this Section 3.4, a “Development Compound”). In the event that Indivior considers any of the Compounds suitable for further development, it shall have the right to select such Compounds as follows for further development on the following basis:
(a)                                 Indivior shall be entitled to designate in writing one (1) Development Compound for further development and, on such selection, the relevant Compound shall become a Licensed Compound and shall cease to be a Development Compound. In making any selection of a Development Compound pursuant to this Section 3.4(a). Indivior shall take account of the desire by both Parties that the Licensed Compounds and the Addex Retained Compounds should, to the extent reasonably practicable, be covered by separate patent rights;
(b)                                 Addex shall then be entitled to designate in writing one (1) Development Compound for further development and, on such selection the relevant Compound shall become an Addex Retained Compound and cease to be a Development Compound. In making any selection of a Development Compound pursuant to this Section 3.4(b), Addex shall take account of the desire by both Parties that the Licensed Compounds and the Addex Retained Compounds should, to the extent reasonably practicable, be covered by separate patent rights; and
(c)                                  to the extent that there are any further Development Compounds that have not been selected by a Party, the process in Sections 3.4(a) and 3.4(b) shall be repeated until no further Development Compounds remain or until one Party decides that it does not wish to designate any further Development Compounds in which case (i) if it is Addex that does not wish to designate any further Development Compounds then all remaining Development Compounds shall become Licensed Compounds and (ii) if it is Indivior that does not wish to designate any further Development Compounds then all remaining Development Compounds shall become Addex Retained Compounds.
3.5                               Diligence.
(a)                                 Each Party shall use Commercially Reasonable Efforts to carry out its obligations under the Research Plan. Each Party shall provide the other with [***] reports detailing the progress of its activities under the Research Plan. Further, each Party shall promptly provide a summary report on significant results where the Research Plan identifies an outcome as requiring prompt disclosure.
(b)                                 The Parties acknowledge and agree that no outcome or success is or can be assured and that failure to achieve desired results will not in and of itself constitute a breach or default of any obligation in this Agreement.

3.6                               Authority. Indivior (by itself or through its Affiliates) shall have sole responsibility, including sole responsibility for all funding, resourcing and decision-making, for all further research and development with respect to Licensed Compounds and Products.
3.7                               Subcontracting. Each Party shall have the right to subcontract its obligations under this Agreement to subcontractors and Affiliates; provided that such subcontractors and Affiliates agree in writing to be subject to the applicable terms and conditions of this Agreement, including the requirements under Section 3.5(a) and the confidentiality provisions of Article 13.
3.8                               Joint Research Committee.
(a)                                 Within [***] days after the Effective Date, the Parties shall establish a joint research committee (the “Joint Research Committee” or “JRC”). The JRC shall consist of [***] representatives with voting rights from each of the Parties, each with the requisite experience and seniority to enable such person to make decisions on behalf of the Parties with respect to the Research Plan and each Party’s Research Activities, with each Party having one (1) vote. From time to time, each Party may substitute one (1) or more of its representatives to the JRC on written notice to the other Party. The chair and the co-chair of the JRC shall be one of the Indivior and Addex voting representatives on the JRC, respectively. From time to time, Indivior or Addex may change the representative who will serve as chairperson or co-chair, respectively, upon written notice to the other Party.
(b)                                 The JRC shall provide strategic direction for, and monitor, manage, coordinate and oversee the conduct of, the Research Activities by the Parties under the Research Plan. In particular, the JRC shall: (i) serve as a forum for discussing the proposed Research Activities and periodically review the Research Plan, and review and approve amendments thereto; (ii) oversee the Parties’ performance of the Research Plan; (iii) obtain and review each Party’s written reports detailing the progress of its activities under the Research Plan; and (iv) perform such other functions as are set forth herein or as the Parties may mutually agree in writing, except where in conflict with any provision of this Agreement.
(c)                                  During the Research Term, the JRC shall meet [***], with the location of such meetings alternating between locations designated by Addex and locations designated by Indivior, provided that such meetings may be held via telephone conference upon mutual agreement of the Parties. The chairperson in collaboration with the co-chair of the JRC shall be responsible for calling meetings on no less than [***] days’ notice and the chairperson and co-chair shall collaborate to prepare an agenda for circulation in advance of each such meeting. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] days in advance of the applicable meeting; provided, that under exigent circumstances requiring input by the JRC, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, or may propose that there not be a specific agenda for a particular meeting, so long as the other Party consents to such later addition of such agenda items or the absence of a specific agenda for such meeting. The chairperson and co-chair of the JRC shall prepare and circulate for review and approval of the Parties minutes of each meeting within [***] days after the meeting. The Parties shall agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JRC.
(d)                                 The JRC shall have the right to adopt such standing rules as shall be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. A quorum of the JRC shall exist whenever there is present at a meeting at least one (1) voting representative appointed by each Party. Representatives of the Parties on the JRC may attend a meeting either in person or by telephone, video conference or similar means in which each participant can hear what is said by, and be heard by, the other participants. Representation by proxy shall be allowed. The JRC shall take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, or by a written resolution signed by at least one (1) representative appointed by each Party. Employees or consultants of either Party that are not representatives of the Parties on the JRC may attend meetings of the JRC; provided, that such attendees (i) shall not vote or otherwise participate in the decision-making process of the JRC, and (ii) are bound by obligations of confidentiality and non-disclosure equivalent to those set forth in Article 13.
(e)                                  If the JRC cannot, or does not, reach consensus on any matter relating to Research Activities or the Research Plan within [***] days after such dispute or lack of consensus was raised at a JRC meeting, then such dispute shall be escalated to the CEO of each Party, who shall amicably and in good faith attempt to resolve the dispute. The Parties acknowledge that, notwithstanding the creation of the JRC, each Party shall retain the rights, powers and discretion granted to it hereunder. The Parties further acknowledge that the JRC shall not have the power to amend this Agreement and that any amendments to this Agreement shall be subject to Section 14.10.

(f)                                   Each Party shall be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the JRC.
3.9                               Records. Each Party shall, and shall ensure that its Affiliates subcontractors, maintain records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and in compliance with Applicable Law and regulatory guidance, which shall be complete and accurate and shall properly reflect all work done and results achieved in the performance of its obligations under the Research Plan, which, after the Effective Date, shall record only such activities and shall not include or be commingled with records of activities outside the scope of this Agreement. Such records shall be retained by each Party and its Affiliates and subcontractors for at least [***] after the expiration or termination of this Agreement, or for such longer period as may be required by Applicable Law. Upon request, Addex shall provide, and shall procure that its Affiliates and subcontractors provide, copies of the records it has maintained pursuant to this Section 3.9 to Indivior.
3.10                        Joint Research. This Agreement is intended by the Parties to be considered a “Joint Research Agreement” for the purposes of 35 U.S.C. 102(c), or any successor to that statute in the United States, or other statutes having similar effect in jurisdictions outside the United States. Each Party consents to the other Party disclosing the names of the Parties to this agreement and identifying this Agreement as a “Joint Research Agreement” in any patent application filed pursuant to this Agreement, including, for the avoidance of doubt, patents claiming Indivior Improvements.
4.                                      DEVELOPMENT ACTIVITIES
4.1                               Regulatory Matters. As between the Parties, on a Licensed Compound-by-Licensed Compound basis, Indivior shall have the sole right to prepare, obtain, and maintain any applications for Marketing Approval (including the setting of the overall regulatory strategy) other regulatory approvals and other submissions, and to conduct communications with the Regulatory Authorities for Licensed Compounds or Products (which shall include filings of or with respect to INDs or CTAs and other filings or communications with the Regulatory Authorities).
4.2                               Pharmacovigilance. Within [***] days after IND effectiveness of the first Licensed Compound, Product, Addex Retained Compound or Addex Product, the Parties shall determine if it is necessary to, and if so, enter into an agreement to initiate a process for the exchange of safety data (including post-marketing spontaneous reports received by each Party and its Affiliates) in a mutually agreed format in order to monitor the safety of the Licensed Compounds, Products, Addex Retained Compounds and Addex Products and to meet reporting requirements with any applicable Regulatory Authority.
4.3                               [***] Meetings. Each of the Parties shall keep the other informed about the status and results of its development activities with respect to the Licensed Compounds, Products, Addex Retained Compounds and Addex Products, as applicable. Promptly, and in any event within [***] days, after the Effective Date, each of the Parties shall designate an employee with sufficient knowledge such Party’s obligations hereunder (collectively, “Representatives”). From time to time, each Party may substitute one (1) or more of its Representatives on written notice to the other Party. From and after the Effective Date and until receipt of the first Marketing Approval, upon [***] days’ notice by either Party, the Representatives shall meet [***], to:
(a)                                 discuss the development plans for Licensed Compounds, Products, Addex Retained Compounds and Addex Products;
(b)                                 review of regulatory strategies for obtaining and maintaining Marketing Approval for Products;
(c)                                  share safety and other relevant data related to the development of Licensed Compounds, Products, Addex Retained Compounds and Addex Products;
(d)                                 inform Addex of material development/regulatory events and key Indivior decisions relating to the development activities for Licensed Compounds and Products; and
(e)                                  address safety issues relating to the development of Products and Addex Products.
Unless otherwise agreed by the Parties, at least one meeting per year required by this Section 4.3 will be in person [***] and all other meetings shall be by telephone conference.

4.4                               [***] Reports. Following receipt of Marketing Approval for a Product and continuing until such time as Marketing Approval has been obtained for Products under development in four additional Major Markets, Indivior shall provide to Addex, [***], unless agreed otherwise in writing by the Parties, a written report of the status of its efforts to develop such Products hereunder.
5.                                      DILIGENCE
5.1                               In General. Indivior shall have the sole right to develop and commercialize (and shall be solely responsible for, and shall control all aspects of, development and commercialization) Licensed Compounds and Products in the Field in the Territory at its own cost and expense (except as otherwise expressly set forth herein).
5.2                               Diligence. Indivior will use Commercially Reasonable Efforts to (a) develop one Product [***] and (b) commercialize one Product [***] following receipt of Marketing Approval [***]. Indivior shall undertake such development and commercialization in accordance with GMP, GCP and all Applicable Laws. If at any time Addex has a reasonable basis to believe that Indivior is in material breach of its material obligations under this Section 5.2, then Addex shall so notify Indivior, specifying the basis for its belief, and, without prejudice to any other rights that Addex may have under this Agreement, the Parties, within [***] days after such notice, shall meet, in person or via telephone conference, to discuss in good faith Addex’s concerns and Indivior’s development or commercialization plans, as applicable, with respect to any Products.
5.3                               Product Trademarks. Indivior shall have the sole right to determine and own the trademarks to be used with respect to the exploitation of the Products on a worldwide basis.
6.                                      PAYMENT
6.1                               Upfront License Fee. As partial consideration for the rights granted to Indivior herein, Indivior shall pay Addex an upfront license fee in the amount of $5,000,000 no later than [***] days after the Effective Date.
6.2                               Reserved.
6.3                               Development Milestone Payments. As additional consideration for the rights granted to Indivior herein, after the achievement by Indivior of any of the milestones set forth below, Indivior shall pay Addex the applicable milestone payment set forth next to such milestone below (“Development Milestone Payments”). For the avoidance of doubt, each Development Milestone Payment shall be payable one-time only upon the first occurrence of the event triggering the respective milestone set forth in the table below.

Development Milestone Event	Milestone Payment
1. [***]	[***]
2. [***]	[***]
3. [***]	[***]
4. [***]	[***]
5. [***]	[***]
6. [***]	[***]
7. [***]	[***]
8. [***]	[***]
9. [***]	[***]
10. [***]	[***]
Total	[***]
6.4                               Royalty.
(a)                                 As additional consideration for the rights granted to Indivior herein, during the Royalty Term (subject to Section 6.5(b)), Indivior shall pay to Addex, on a country-by-country basis, tiered royalty payments at the rates set out below on Net Sales of Products sold, on a country-by-country basis, by Indivior, its Affiliates and/or sublicensees (“Royalty”):

Annual Net Sales of Products in a Country	Royalty Rate
Portion of Annual Net Sales of Products in such country less than [***]	[***]	%
Portion of Annual Net Sales of Products in such country equal to or greater than [***] but less than [***]	[***]	%
Portion of Annual Net Sales of Products in such country equal to or greater than [***] but less than [***]	[***]	%
Portion of Annual Net Sales of Products in such country equal to or greater than [***]	[***]	%
(b)                                 Notwithstanding Section 6.4(a) above, with respect to [***], the Royalty payable with respect to each Product [***] shall be [***] once such Product [***].
6.5                               Royalty Term; Generic Competition.
(a)                                 Indivior’s obligation to pay a Royalty on Net Sales for each Product in a particular country shall terminate upon the expiration of the Royalty Term with respect to such Product, except as provided in Section 6.5(b) below.
(b)                                 Indivior’s obligation pursuant to Section 6.4 to pay a Royalty in respect of a particular Presentation of a Product (such Presentation being an “Affected Product”) in a country shall be reduced [***] in respect of a Quarter if, in respect of such Quarter, (i) a Generic Product [***] is marketed in such country and (ii) the Net Sales of such Affected Product in such country in the Quarter are less than [***] of the Net Sales generated by [***] such Product in such country in the Quarter immediately prior to the launch of [***] such Generic Product in such country.
6.6                               Sales Milestone Payments. As additional consideration for the rights granted to Indivior herein, Indivior shall pay to Addex a one-time milestone payment upon first achieving each of the Annual Net Sales thresholds set forth below (“Sales Milestone Payments”). For the avoidance of doubt, each Milestone Payment shall be payable one-time only upon the first occurrence of the event triggering the respective milestone provided below.

Sales Milestone Event	Milestone Payment
First time Annual Net Sales exceed [***]	[***]
First time Annual Net Sales exceed [***]	[***]
First time Annual Net Sales exceed [***]	[***]
First time Annual Net Sales exceed [***]	[***]
First time Annual Net Sales exceed [***]	[***]
First time Annual Net Sales exceed [***]	[***]
First time Annual Net Sales exceed [***]	[***]
First time Annual Net Sales exceed [***]	[***]
Total	[***]
6.7                               Payment/Reports.
(a)                                 All Development Milestone Payments shall be due and payable by Indivior within [***] days after completion of any of the milestones set forth in Section 6.3 above. Together with any such payment, Indivior shall deliver a written statement of completion and other pertinent and available information.
(b)                                 All Royalty payments owed for each country shall be due and payable by Indivior on a Quarterly basis within [***] days after the last day of each calendar Quarter during the Royalty Term. Together with any such payment, Indivior shall deliver a report specifying, with respect to the applicable calendar Quarter: the (i) total gross invoiced amount from sales of Product in each country by or on behalf of Indivior and its Affiliates; (ii) amounts deducted by category from gross invoiced amounts to calculate Net Sales; (iii) Net Sales for such country; and (iv) the Royalty payment payable.
(c)                                  All Sales Milestone Payments shall be due and payable by Indivior within [***] days after the last day of the Quarter in which the relevant milestone event was achieved. Together with any such payment, Indivior shall deliver a report specifying, with respect to such 12-month period: the (i) total gross invoiced amount from sales of Product in such country by or on behalf of Indivior and its Affiliates; (ii) amounts deducted by category from such gross invoiced amounts to calculate Net Sales; (iii) Net Sales; and (iv) Sales Milestone Payment payable.
6.8                               Inspection of Records. Indivior shall keep records of its sales of Products reasonably necessary for the calculation of payment to be made to Addex hereunder. During the Term, and for a period of [***] thereafter, Addex shall have the right to have an independent certified public accountant, mutually agreed upon by Indivior, audit the records of Indivior. Addex, upon providing at least [***] days’ prior written notice to Indivior, may initiate such an audit no more than [***] during the Term and [***] thereafter. Any such audit shall be conducted during the normal business hours of Indivior, at a single location where Indivior shall make the records sought to be audited available, and in such a manner as shall not disrupt Indivior’s business operations. All personnel conducting the audit on behalf of the independent auditor shall enter into confidentiality agreements with Indivior. Each·such audit shall be conducted at the expense of Addex; provided that if the inspection and audit shows an underpayment of more than [***] of the amount due for the applicable period covered by the inspection, then Indivior shall reimburse Addex for all costs incurred in connection with such inspection within [***] days thereafter. Indivior shall pay to Addex the amount of any undisputed underpayment revealed by an examination and review. Any overpayment by Indivior revealed by an examination and review shall be deducted by Indivior from the next payment due to Addex.
6.9                               Payment Method.
(a)                                 All payments due under this Agreement shall be made by bank wire transfer in immediately available funds from the United Kingdom or the United States to an account in Switzerland, the United Kingdom or the United States designated by Addex in writing. In the event that Indivior pays from an account in a country other than the United States or the United Kingdom, then Indivior shall pay an amount such that, when any withholding or other deductions described in Section 6.9(c) have been applied, Addex receives the amount that it would have done had no deduction been made.
(b)                                 All payments hereunder shall be made in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars. For the purpose of converting any amount owed hereunder to $, such conversion shall be calculated using the average exchange rate for the conversion of foreign currency into United States Dollars, quoted for current transactions for both buying and selling United States Dollars, as reported in The Wall Street Journal (Internet Edition) for the last business day of each month of the calendar Quarter to which such payment pertains. Without limiting any other remedy of Addex, if Indivior fails to make any payment that is due by the due date, Addex may charge interest in the amount overdue at the rate of [***]. Interest will be calculated on a daily basis.
(c)                                  Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use reasonable endeavors to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall remit such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due to payee and secure and send to payee the best available evidence of the payment of such withholding or similar tax. If withholding or similar taxes are paid to a government authority, each Party will provide the other such assistance as is reasonably required to obtain a refund of the withheld or similar taxes, or obtain a credit with respect to such taxes paid.
(d)                                 Indirect Taxes. All payments are exclusive of value added taxes, sales taxes, consumption taxes and other similar taxes (the “Indirect Taxes”). If any Indirect Taxes are chargeable in respect of any payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of such payments following receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of those payments. The Parties shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes. If the Indirect Taxes originally paid or otherwise borne by the paying Party are in whole or in part subsequently determined not to have been chargeable, all necessary steps will be taken by the receiving Party to receive a refund of these undue Indirect Taxes from the applicable governmental authority or other fiscal authority and any amount of undue Indirect Taxes repaid by such authority to the receiving Party will be transferred to the paying Party within [***] days of receipt.
7.                                      INTELLECTUAL PROPERTY
7.1                               Ownership; Improvements.

(a)                                 As between the Parties, Addex shall remain the sole owner of all right, title and interest in and to the Licensed IP, subject to the rights and licenses granted to Indivior herein.
(b)                                 Indivior has the right when exercising its rights under the licenses granted in Section 2.1 hereunder to create Indivior Improvements and to file Indivior Improvement Patent Rights. All right, title and interest in any Indivior Improvements and Indivior Improvement Patent Rights shall remain the sole and exclusive property of Indivior and shall not be licensed to Addex. To the extent that Addex acquires rights in any Indivior Improvements or Indivior Improvement Patent Rights, Addex hereby irrevocably assigns, and shall cause to be assigned, to Indivior, such rights, and Indivior hereby accepts such assignment. Addex further acknowledges and agrees that Indivior is the sole and exclusive owner of, all right, title and interest in and to such Indivior Improvements and Indivior Improvement Patent Rights. Addex shall take all action reasonably requested by Indivior to effect the foregoing, at Indivior’s expense. Indivior shall, in its own name and at its sole expense, take all actions which Indivior deems to be necessary or appropriate to protect and maintain the Indivior Improvements and Indivior Improvement Patent Rights. At Indivior’s request and expense, Addex shall cooperate with Indivior in taking any action reasonably necessary to protect and maintain Indivior Improvements and Indivior Improvement Patent Rights.
(c)                                  All right, title and interest in any Addex Improvements and all patents and patent applications directed to Addex Improvements shall remain the sole and exclusive property of Addex and shall be included in the scope of the Licensed IP. All such Addex Improvements and patents and patent applications directed to Addex Improvements that are made in connection with this Agreement shall constitute (i) Addex Development Patent Rights if they Cover Licensed Compounds but not Addex Retained Compounds, (ii) Addex Overlapping Patent Rights if they cover both Licensed Compounds and Addex Retained Compounds and (iii) Addex Retained Patent Rights if they Cover Addex Retained Compounds but not Licensed Compounds. To the extent that Indivior acquires rights, other than the licenses granted in this Agreement, in any Addex Improvements, Indivior hereby irrevocably assigns, and shall cause to be assigned, to Addex, such rights, and Addex hereby accepts such assignment. Indivior further acknowledges and agrees that Addex is the sole and exclusive owner of, all right, title and interest in and to such Addex Improvements. Indivior shall take all action reasonably requested by Addex to effect the foregoing, at Addex’s expense. Except as otherwise provided in this Article 7, Addex may, in its own name and at its sole expense and in consultation with Indivior, take all actions which Addex deems to be necessary or appropriate to protect and maintain the Addex Improvements. Except where otherwise provided in this Article 7, at Addex’s request and, in respect of Addex Improvements only, at Addex’s expense, Indivior shall cooperate with Addex in taking any action reasonably necessary to protect and maintain the Licensed IP and Addex Improvements.
(d)                                 In the event employees (or consultants) of both Parties (or their respective Affiliates) jointly develop any improvements, enhancements or modifications to the Licensed IP during the Term (“Joint Improvements”), such Joint Improvements shall be jointly owned by·both Parties; provided that Addex’s interest in such Joint Improvements shall be included in the scope of the Licensed IP. Each of Indivior and Addex shall promptly disclose to the other all inventions that it considers to be a Joint Improvement. Indivior shall have the right, but not the obligation, to file, prosecute and maintain any patent application directed to any such Joint Improvement in the name of Indivior and Addex jointly.
7.2                               Patent Prosecution and Maintenance.
(a)                                 Addex Existing Patent Rights. Indivior shall be responsible for and shall undertake, and Addex shall cooperate with Indivior with regards to Indivior’s activities associated with, the preparation, filing and prosecution of Addex Existing Patent Rights. Indivior may conduct such activities in Addex’s name where reasonably necessary. If Indivior decides to abandon any Addex Existing Patent Rights, Indivior shall provide prior written notice sufficiently in advance of any abandonment to enable Addex to have the right, at its sole expense to, assume control of the preparation, filing, prosecution and maintenance of such patent application or patent for such Addex Existing Patent Rights in the applicable jurisdiction and Indivior shall transfer control of such prosecution in such jurisdiction to Addex. Upon delivery of such notice, such Addex Existing Patent Right shall cease to be an Addex Existing Patent Right and all of Indivior’s rights and licenses under and in respect of such Addex Existing Patent Right shall terminate. Except where Indivior abandons an Addex Existing Patent Right in accordance with this Section 7.2, Indivior shall pay renewal fees and take reasonable actions to maintain such Addex Existing Patent Rights in the Patent Filing Jurisdictions.
(b)                                 Addex Development Patent Rights. Indivior shall be responsible for and shall undertake, and Addex shall cooperate with Indivior with regards to Indivior’s activities associated with, the preparation, filing and prosecution of Addex Development Patent Rights. Indivior may conduct such activities in Addex’s name where reasonably necessary. If Indivior decides to abandon any Addex Development Patent Rights, Indivior shall provide prior written notice sufficiently in advance of any abandonment to enable Addex to have the right, at Addex’s sole expense, to assume control of the preparation, filing, prosecution and maintenance of such patent application or patent for such Addex Development Patent Rights in the applicable jurisdiction. In the case of such abandonment, Indivior shall transfer control of such prosecution in such jurisdiction to Addex, except where such abandonment is made as a part of a reasonable prosecution strategy, such as, for example, an abandonment made in favor of another Addex Patent Right covering the same Licensed Compound to improve its term or allowability. Except where Indivior elects not to file or abandons an Addex Development Patent Right in accordance with this Section 7.2, Indivior shall pay renewal fees and take reasonable actions to maintain such Addex Development Patent Rights in the Patent Filing Jurisdictions (including using reasonable endeavors to prosecute any Addex Development Patent Rights not yet granted in the Patent Filing Jurisdictions).
(c)                                  Addex Overlapping Patent Rights. Addex shall, at its cost, be responsible for and shall undertake the preparation, filing and prosecution of Addex Overlapping Patent Rights, and Indivior shall cooperate with Addex in connection therewith. The Parties shall use Commercially Reasonable Efforts to reach agreement on matters involving the preparation, filing, and prosecution of the Addex Overlapping Patent Rights in a manner that does not jeopardize the scope, allowability, validity or term of Addex Development Patent Rights or any claims Covering Addex Retained Compounds, or Licensed Compounds. Where it is reasonable to file separately or divide Addex Overlapping Patent Rights into separate Addex Development Patent Rights and an application or applications that Cover Addex Retained Compounds, and where such action shall not jeopardize the scope or term of such Addex Overlapping Patent Rights, then, at the request of either Party, such Addex Overlapping Patent Rights shall be so filed separately or divided. If Addex decides not to file a patent application reasonably requested by Indivior, or to abandon any Addex Overlapping Patent Rights in a Patent Filing Jurisdiction, Addex shall provide prior written notice sufficiently in advance of such abandonment to enable Indivior to, and Indivior shall have the right at its sole expense to, assume control of the preparation, filing, prosecution and maintenance of such patent application or patent in such jurisdiction at its own expense (in Addex’s name) and Addex shall transfer such prosecution in such jurisdiction to Indivior and such patent application or patent shall be treated as an Addex Development Patent Right for the purposes of this Section 7.2. Unless Addex elects not to file or abandons an Addex Overlapping Patent Right in accordance with this Section 7.2(c), the Parties shall be equally responsible for renewal fees and take reasonable actions to maintain such Addex Overlapping Patent Rights in the Patent Filing Jurisdictions. Addex shall use reasonable endeavors to prosecute any Addex Overlapping Patent Rights not yet granted to cover the Licensed Compounds and the Addex Retained Compounds.
(d)                                 Joint Patent Rights. Indivior shall at its cost be responsible for and shall undertake, and Addex shall cooperate with Indivior with regards to Indivior’s activities associated with, the preparation, filing and prosecution of Joint Patent Rights in the Patent Filing Jurisdictions (it being understood that filings may occur in additional jurisdictions, but that there shall be no obligation hereunder regarding filings in such jurisdictions). If Indivior decides not to file a patent application for a Joint Patent Right or decides to abandon a Joint Patent Right in any country in the Territory, Indivior shall provide prior written notice to Addex sufficiently in advance of any abandonment to enable Addex to, and Addex shall have the right at its sole expense to, assume control of the preparation, filing, prosecution and maintenance of such patent application or patent in such country in the Parties’ joint names. In such case, Indivior shall transfer control of such prosecution in such country to Addex. Unless Indivior elects not to file or abandons a Joint Patent Right in accordance with this Section 7.2(d), Indivior shall pay renewal fees and use reasonable endeavors to maintain and prosecute such Joint Patent Right.
(e)                                  Sharing of Information. Any Party controlling filing and prosecution of Addex Patent Rights or Joint Patent Rights shall keep the other Party reasonably informed of all steps with regard to the preparation, filing, prosecution, and maintenance strategy (including timing of filing, data to be included, and scope of claims of patent applications), and shall discuss steps with regard to the preparation, filing, and strategy (including timing of filing, data to be included, and scope of claims of patent applications) with respect to such Patents and shall reasonably consider the other Parties’ comments in respect of the same. The Parties shall promptly provide copies of all substantive correspondence to and from patent offices and patent attorneys/agents, including any available translations. A Party controlling prosecution shall provide copies of proposed substantive filings or foreign patent agent instructions for such filings reasonably in advance of any due date, to allow comment by the other Party, and shall take reasonable steps to accommodate suggestions or requests of the other Party when received. The obligation hereunder for a Party to use reasonable efforts to pursue a patent application shall not extend to taking a judicial appeal of an administrative decision at its own expense. The obligation hereunder for a Party to pay for the other Party’s prosecution of a patent application shall not extend to payment for a judicial appeal of an administrative decision for such application. When reasonably requested by the Party controlling prosecution, the other Party shall provide reasonable assistance to the Party controlling prosecution, including signing or executing any necessary documents. If the Party controlling prosecution elects to abandon a patent application, or not to pursue a patent application in a particular jurisdiction, it shall provide reasonable advance notice to the other Party to enable the other Party to file such application or assume control of the prosecution, at its own expense, in the name of the original controlling Party if reasonably necessary.

(f)                                   Post-Grant Proceedings. With respect to this Article 7:
(i)                                     the Party controlling prosecution of a patent or patent application (x) shall have the right to control any Post-Grant Proceeding related to such patent or patent application in the other Party’s name if reasonably necessary and (y) use reasonable endeavors to accommodate suggestions or requests made by the non-controlling Party;
(ii)                                  the Party that is not controlling a Post-Grant Proceeding shall cooperate with the other Party as reasonable requested;
(iii)                               the Party that is responsible for the cost of patent prosecution for the patent or patent application at issue in the Post-Grant Proceeding shall also bear the cost of the Post-Grant Proceeding;
(iv)                              the Party that is not obligated to prosecute (or pay) for the prosecution of a patent application shall not be obligated to pursue (or pay) for a Post-Grant Proceeding;
(v)                                 the obligation on a Party hereunder to use reasonable endeavors to conduct a Post-Grant Proceeding shall not extend to pursuing a judicial appeal of an administrative tribunal or agency decision; and
(vi)                              in the event that Party controlling a Post-Grant Proceeding elects not to participate in or continue such proceeding (including any appeal), such Party shall provide reasonable notice to the other Party to allow such other Party to conduct or assume control the Post-Grant Proceeding, which may be assumed in the controlling Party’s name, if necessary.
(g)                                  Disputes. In the event that the Parties have a dispute regarding any of their respective rights or obligations under this Article 7, such dispute shall be escalated to the CEO of each Party, who shall amicably and in good faith attempt to resolve the dispute. The foregoing shall not limit either Party’s remedies at law or equity with respect to a breach by the other Party of this Article 7.
7.3                               Patent Term Extensions. Each Party agrees to cooperate with the other, and to do all such acts and provide and sign all documents or copies thereof which may be reasonably necessary or desirable, in connection with the filing or prosecution of any application for any Addex Patent Rights or any Joint Patent Rights.
7.4                               Enforcement Actions.
(a)                                 Indivior shall have the initial right, but not the obligation, using counsel of its choice and at its own cost to enforce the Addex Existing Patent Rights, Addex Development Patent Rights, Addex Overlapping Patent Rights, and/or Joint Patent Rights in the Field or defend any declaratory action with respect thereto, as well as any nullity, inventorship or other action brought in a judicial proceeding affecting the scope, validity, or enforceability of the Addex Existing Patent Rights, Addex Development Patent Rights, Addex Overlapping Patent Rights, or Joint Patent Rights. Indivior shall have sole control of any decisions or other aspects of such action, subject to Section 7.4(b), and Addex shall, upon request, give to Indivior such reasonable assistance as Indivior may reasonably request, including by signing or executing any necessary documents and consenting to its name being used in the proceedings; provided that Indivior shall reimburse Addex for any reasonable out-of-pocket expenses incurred while providing such assistance and provide an indemnity in respect of any costs order made against Addex by reason of lending its name to the proceedings, where such costs order did not result from Addex wrongdoing or from conduct that would require Addex to indemnify Indivior under this Agreement. Indivior shall keep Addex reasonably informed of the progress of the action and shall consider the comments and observations of Addex in prosecuting the action. If Indivior does not, within [***] days of a notice from Addex requiring bringing or defending such action, institute or defend such an action, then Addex shall have the right, but not the obligation, at its own cost, to commence proceedings or assume the defense in the Territory regarding the action and, in such case, Addex shall, subject to Section 7.4(b), have sole control of any decisions or other aspects of the action, and Indivior shall, upon request, give to Addex such reasonable assistance as Addex may reasonably request; provided that Addex shall reimburse Indivior for any reasonable out-of-pocket expenses incurred while providing such assistance and provide an indemnity in respect of any costs order made against Indivior in connection therewith, where such costs order did not result from Indivior’s wrongdoing or from conduct that would require Indivior to indemnify Addex under this Agreement; provided further that nothing in this Section 7.4(a) shall oblige Indivior to lend its name to, or be joined in, any proceedings commenced by Addex pursuant to the foregoing.

(b)                                 In the event that Addex desires to bring an action based on Addex Overlapping Patent Rights in the Indivior Exclusive Field, or in the Shared Field if such action relates to Licensed Compounds or Products, Addex shall provide reasonable advance notice to Indivior, and Addex shall consider comments and observations of Indivior before undertaking such action. Addex shall keep Indivior reasonably informed of the progress of any such action, including any issues affecting the validity or enforceability of Addex Overlapping Patent Rights or the scope of the Addex Overlapping Patent Rights with respect to Licensed Compounds or Products. Addex shall not take any position negatively affecting the scope of the Addex Overlapping Patent Rights with respect to their coverage of Licensed Compounds or Products. To the extent an invalidity or unenforceability defense or counterclaim is raised in such action, where permitted by the law of the relevant jurisdiction, Indivior shall have the right to intervene or join in such action to protect its interests in the Addex Overlapping Patent Rights. Addex shall not, without Indivior’s prior written consent (which consent shall not be unreasonably withheld or delayed) bring an action for infringement of (i) Addex Existing Patent Rights or (ii) Addex Development Patent Rights outside of the Field.
(c)                                  Addex shall have the option, but not the duty, to enforce the Addex Retained Patent Rights against Third Party infringement in the Field. Addex shall bear the costs of such enforcement.
(d)                                 Indivior shall not, without the prior written consent of Addex, which shall not be unreasonably withheld, delayed or conditioned, make any admission or enter into a settlement, consent to judgement or other voluntary final disposition in connection with any such proceedings under this Section 7.4 that: (i) extends, or purports to exercise, Indivior’s rights under the Licensed IP beyond the rights granted pursuant to this Agreement, (ii) makes any admission regarding wrongdoing by Addex, or the invalidity, unenforceability or absence of infringement of any Patent Rights within the Licensed IP; (iii) subjects Addex to an injunction or other equitable relief; or (iv) obligates Addex to make a monetary payment. Similarly, in no case may Addex enter into any settlement or consent judgment or other voluntary final disposition that: (a) limits Indivior’s rights under the Licensed IP or under this Agreement other than as expressly stated herein; (b) makes any admission regarding wrongdoing on the part of Indivior, an Affiliate or sublicensee, or the invalidity, unenforceability or absence of infringement of any Licensed IP or Addex Patent Rights; (c) subjects Indivior to an injunction or other equitable relief; or (d) obligates Indivior to make a monetary payment; in all cases without the prior written consent of Indivior, which consent shall not be unreasonably withheld, delayed or conditioned. In no case shall Addex grant or have the power to grant any license for Compounds or pharmaceutical products containing or comprising Compounds in the Indivior Exclusive Field under the Addex Patent Rights, Addex Retained Patent Rights or Licensed IP. In no case shall Addex grant or have the power to grant any license for Licensed Compounds or Products in the Shared Field under the Licensed IP.
(e)                                  Any damages or award (including any award of costs) made in the proceedings shall be used first to reimburse each Party for any costs or expenses that it may have incurred in connection with the infringement proceedings (including without limitation, any amounts paid by the Party bringing the action to the other Party as reimbursement for expenses related to assisting in the proceedings) and any remaining amounts shall be retained by the Party to which they were awarded, save that (i) any award [***] shall be [***] and (ii) any award [***] shall, following reimbursement of costs and expenses in accordance with the foregoing, be [***]; provided that any such award shall [***].
7.5                               Third Party Infringement Claims. If the production or use of any Licensed Compound or the production, sale or use any Product pursuant to this Agreement results in a claim, suit or proceeding alleging patent infringement against Indivior or Addex or their respective Affiliates or sublicensees, such Party shall promptly notify the other Party hereto in writing. Indivior shall have the right to direct and control the defense and settlement thereof; provided, however, that Addex may participate in (but not control) the defense of such action and employ counsel at its own expense.
8.                                      WARRANTIES
8.1                               General Warranties. Each Party warrants to the other that:
(a)                                 such Party is duly organized and validly existing under the laws of its·jurisdiction of organization, and has full power and authority to enter into this Agreement and to carry out the provisions hereof;
(b)                                 such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder;
(c)                                  this Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and (ii) general principles of equity;
(d)                                 the execution, delivery and performance of this Agreement by such Party does not conflict with its organizational documents or any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any Governmental Authority having jurisdiction over it;
(e)                                  such Party is aware of no action, suit or inquiry or investigation instituted by any governmental agency that questions or threatens the validity of this Agreement; and
(f)                                   has the full power and authority and has obtained all Third Party consents, approvals, and/or other authorizations required to enter into this Agreement and to carry out its obligations hereunder.
8.2                               Addex Warranties. As at the Effective Date, Addex warrants to Indivior that:
(a)                                 Addex exclusively owns all right, title, and interest to the Addex Existing Patent Rights, free and clear of all liens, security interests and encumbrances. As of the Effective Date, there are no existing licenses with respect to the Licensed IP, except for the IP License granted to Indivior herein.
(b)                                 The Addex Patent Rights listed on Schedule 1.3 are, as of the Effective Date, the only patents or patent applications owned or controlled by Addex or its Affiliates that Cover Licensed Compounds.
(c)                                  Addex and/or its Affiliates have obtained and properly recorded previously executed assignments for the Licensed IP as necessary to fully perfect its rights and title therein in accordance with governing law and regulations in each applicable jurisdiction.
(d)                                 There are no actions, suits, investigations, lawsuits, claims or proceedings pending or, to Addex’s Knowledge, threatened, involving the Licensed IP.
(e)                                  No invention claimed or described in the Addex Existing Patent Rights was made with government funding in circumstances that could negatively affect Indivior’s rights to exclusivity under this Agreement.
(f)                                   None of the Addex Patent Rights has been declared abandoned, or been found invalid, unpatentable, or unenforceable for any reason including in a final decision in any administrative, arbitration, judicial, or other proceeding. Addex does not have Knowledge of existing facts and circumstances that would reasonably lead it to believe that any of the Addex Existing Patent Rights are invalid, unpatentable, or unenforceable for any reason. Addex does not have any Knowledge of existing facts and circumstances that would reasonably lead it to believe that material prior art was withheld from the United States Patent Office during the prosecution of Addex Existing Patent Rights.
(g)                                  Addex does not have Knowledge of existing facts and circumstances that·would reasonably lead it to believe that the development manufacture, sale or commercialization of the ADX 71441 Compound in the Field will infringe any rights of any Third Party.
(h)                                 Addex has not misappropriated trade secrets or misused the confidential information of any Third Party in developing the Licensed IP.
(i)                                     To Addex’s Knowledge, no Third Party is infringing the Addex Existing Patent Rights. Addex has taken reasonable measures to protect the confidentiality of the Addex Know How and, to Addex’s Knowledge, the Addex Know How remains a protected trade secret of Addex.
(j)                                    Neither Addex, nor to Addex’s Knowledge, any Third Party, owns or has rights to any Marketing Approvals for any Products.
(k)                                 Neither Addex nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any rights granted to Indivior under this Agreement.

(l)                                     [***] that would adversely affect the rights of Indivior hereunder.
8.3                               No Other Warranties. The representations and warranties provided in this Article 8 are in lieu of any other representations or warranties, express or implied, and nothing herein shall be construed as a representation or warranty by either Party of any kind, including without limitation, any implied warranty of fitness for a specific purpose or merchantable quality, all of which are expressly and specifically excluded. No director, officer, employee or agent of any Party or its Affiliates is authorized to make any further representation or warranty to the other Party which is not contained in this Agreement and, without limiting Section 11.1, each Party acknowledges that it has not relied on any such oral or written representations or warranties.
9.                                      CERTAIN COVENANTS AND AGREEMENTS
9.1                               Disclosure; Technology Transfer.
(a)                                 Promptly after the Effective Date and as applicable during the Term, Addex shall disclose to Indivior all Licensed IP that Addex reasonably considers would be necessary or useful, or that Indivior reasonably requests, for the development of Licensed Compounds or Products as the same shall become available to it. If and as requested by Indivior, Addex will use reasonable efforts to disclose to Indivior or any Regulatory Authority all relevant Licensed IP in its possession required for Indivior to register for sale or obtain Marketing Approval for the Products.
(b)                                 Promptly after the Effective Date, Addex will, [***], make available to Indivior all Addex Know-How that Addex, acting reasonably, considers necessary or useful for Indivior to develop and/or commercialize Products, and Addex Know-How that Indivior reasonably requests, including all research data, pharmacology data, preclinical data, and/or clinical data for the Licensed Compounds.
9.2                               No Third-Party Rights; Liens. During the Term, Addex shall not (a) grant any rights to any Third Party in or relating to Licensed IP or (b) encumber any portion of the Licensed IP with liens, mortgages, security interests or another similar interest in any way that would have a negative effect on Indivior’s rights hereunder; provided that for the avoidance of doubt any such liens, mortgages, and security interests shall be expressly subordinate to Indivior’s rights hereunder; and provided further that Addex shall be entitled to grant licenses in respect of Addex Retained Compounds and Addex Products, in each case solely outside the Indivior Exclusive Field.
9.3                               [***]. Addex will [***] (which, for clarity, shall not require Addex to [***] other than [***]), to facilitate [***]. Addex has delivered to Indivior all [***] with respect to the Licensed Compounds as of the date hereof and, after the date hereof, Addex shall not [***] with respect to the Licensed Compounds without the prior written consent of Indivior.
9.4                               Compliance with Laws. Each Party shall comply with all Applicable Laws related to its performance of this Agreement.
9.5                               Restructuring. Promptly after the Effective Date, Indivior and Addex will discuss ways to protect Indivior’s rights herein in the event of insolvency of Addex and, in its sole discretion, Addex will take such protective steps as agreed upon by the Parties.
9.6                               Insolvency Notice. Addex will promptly notify Indivior if (a) to its Knowledge, Addex becomes subject to bankruptcy or similar proceedings or if a receiver or trustee is appointed to take possession of its assets, (b) Addex gives notice to any of its creditors that it has suspended payment of, or is unable to pay, its debts generally or (c) Addex takes or suffers any similar or analogous action in any jurisdiction in consequence of its insolvency.
9.7                               No Assignment. During the Term, Addex shall not transfer or assign the Licensed IP to any Person without the prior written consent of Indivior, except to an Affiliate of Addex or to an acquirer of all or substantially all of the business of Addex to which this Agreement relates who, in each case, has expressly agreed in writing to be bound by the terms hereof.
10.                               TERM; TERMINATION
10.1                        Term. The term of this Agreement shall commence on the Effective Date and continue in full force on a country-by-country or Product-by-Product basis until Indivior has no remaining payment obligations with respect to such country or Product, unless earlier terminated pursuant to Section 10.2 below (the “Term”). Upon expiration (but not an earlier termination) of this Agreement in a particular country or with respect to a particular Product, then the IP License with respect to such country or with respect to such Product to which the Term has expired, as applicable, shall become an exclusive, perpetual, fully paid-up, royalty-free, license of the scope described in Section 2.1 above.
10.2                        Termination.
(a)                                 Indivior may terminate this Agreement in its entirety or with respect to one or more countries or Products (i) if before Indivior’s receipt of Marketing Approval in the applicable country, upon ninety (90) days prior written notice to Addex and (ii) if after Indivior’s receipt of Marketing Approval in the applicable country, upon twelve (12) months prior written notice to Addex; or
(b)                                 Prior to Indivior’s receipt of Marketing Approval in a specific Major Market (“Non-Approval Market”), Addex may terminate this Agreement solely with respect to such Non-Approval Market or in its entirety (subject to Section 10.2(c)) if Indivior commits a material breach of this Agreement and fails to cure such breach within 90 days of Addex’s written notification to Indivior, or, with respect to its payment obligations set forth in Article 3.1 or Article 6, fails to cure such breach within 30 days after receiving two separate notices of such payment breach from Addex at least 30 days apart; provided that, in the case of non-payment pursuant to Article 6, Addex shall not be entitled to serve a notice of termination if such payment obligation has been disputed by Indivior and Indivior has paid any undisputed amounts.
(c)                                  Without prejudice to Addex’s right to seek damages or injunctive relief, Addex’s right to terminate this Agreement in respect of a Major Market where Indivior has received Marketing Approval or in respect of all markets where Indivior has received Marketing Approval in five of the eight Major Markets shall be limited to termination on the following basis;
(i)                                     After Indivior’s receipt of Marketing Approval in a specific Major Market (“Approval Market”), Addex may terminate this Agreement solely with respect to such Approval Market or in its entirety if Indivior commits a material breach of its obligations set forth in Article 13 or Section 6.8 or its payment obligations set forth in Article 6, and with respect to Article 13, fails to cure such breach within 30 days of Addex’s written notification to Indivior or, with respect Section 6.8, fails to cure such breach within 90 days of Addex’s written notification to Indivior or, with respect to Article 6, fails to cure such breach within 30 days after receiving two separate notices of such payment breach from Addex at least 30 days apart; provided that, in the case of non-payment pursuant to Article 6, Addex shall not be entitled to serve a notice of termination if such payment obligation has been disputed by Indivior and Indivior has paid any undisputed amounts.
(ii)                                  This Section 10.2(c) sets out Addex’s sole right to terminate this Agreement in respect of a Major Market where Indivior has received Marketing Approval to the exclusion of any common law or statute based law and after receiving such Marketing Approval, subject to the right of termination set out in this Section 10.2(c), the exclusive licenses granted in Section 2.1 in respect of such Major Market shall become perpetual and irrevocable.
(iii)                               This Section 10.2(c) sets out Addex’s sole right to terminate this Agreement in respect of all markets where Indivior has received Marketing Approval in respect of at least five of the eight Major Markets to the exclusion of any common law or statute based law and after receiving such Marketing Approval, subject to the right of termination set out in this Section 10.2(c), the exclusive licenses granted in Section 2.1 in respect of all markets shall become perpetual and irrevocable.
(iv)                              For the avoidance of doubt, Addex’s right of termination under Section 10.2(c) is limited to circumstances in Indivior’s reasonable control and shall not include circumstances where the cause of the breach was outside Indivior’s reasonable control including, in the case of a breach of Section 6.8 because a sublicensee is not permitting an audit provided that Indivior has used its best efforts to secure the compliance of the sublicensee and in the case of Article 13 where such breach was committed by a Person without Indivior’s prior knowledge or consent.
10.3                        Effects of Termination.
(a)                                 Termination of Rights. Except as otherwise expressly set forth herein, all of the rights of Indivior in respect of Licensed Compounds and Products in a country shall terminate upon the termination date in respect of such Licensed Compound and/or Products in such country pursuant to Section 10.2.

(b)                                 Supplies of Products After Termination. In the event this Agreement is terminated pursuant to Section 10.2 in its entirety or with respect to any Products or countries, Indivior and its Affiliates and permitted sublicensees shall have the right, for a period of up to six (6) months following such termination, to sell (in the Field) Indivior’s inventory of Licensed Compounds and Products to which such termination applies, subject to all applicable payment and other related obligations in this Agreement. Upon expiration of such six (6) month period, Indivior shall, at Addex’s request, sell to Addex at cost any and all remaining quantities of any Licensed Compound and Products subject to the termination that are in its possession or control.
(c)                                  Clinical Studies After Termination. In the event this Agreement is terminated pursuant to Section 10.2 in its entirety or with respect to a Product, Indivior shall be responsible for completing (in accordance with the established protocols and its customary business practices) any clinical studies on Licensed Compounds and/or Products that it commenced prior to the termination of this Agreement in its entirety or with respect to such terminated Products. The foregoing shall be at Indivior’s cost where this Agreement is terminated by Indivior pursuant to Section 10.2(a) or Addex pursuant to Section 10.2(b). Indivior shall not commence any clinical study of Products at any time after it has given or received a notice of termination with respect to such Products pursuant to Section 10.2.
(d)                                 Transfer of Marketing Approvals and Other Regulatory Approvals After Termination. In the event this Agreement is terminated pursuant to Section 10.2 in its entirety or with respect to any Products or countries pursuant to Section 10.2, Indivior shall, upon request by Addex, use reasonable endeavors to transfer to Addex or to its designee, all Marketing Approvals and any other regulatory approvals relating to any Licensed Compounds or Products subject to such termination, together with any applications for the foregoing (including Marketing Approval applications or other such applications, as well as all existing INDs and other similar regulatory filings for the conduct of clinical trials with respect to Licensed Compounds or Products), together with a copy of all Know-How of Indivior solely relating to such Licensed Compounds or Products. All such transfers shall be completed in accordance with Applicable Laws. In the event that such a transfer is not possible, Indivior shall use reasonable endeavors to provide Addex with the benefit of the existing Marketing Approvals and applications therefor for Products, including, without limitation, granting Addex and/or its designees rights to cross-refer to the data and information on file with Regulatory Authorities as may be necessary to facilitate the granting of separate Marketing Approvals to Addex.
(e)                                  Return of Confidential Information After Termination. Upon termination of this Agreement in its entirety pursuant to Section 10.2, Indivior shall, at Addex’s option, either return to Addex all tangible Confidential Information disclosed to Indivior by or on behalf of Addex (including all copies thereof) or destroy such Confidential Information; provided that Indivior shall have the right to retain one (1) copy of the Confidential Information in a secure location solely for purposes of identifying its confidentiality obligations under Article 13. Upon termination by Addex or by Indivior, Indivior shall use reasonable endeavors to delete all electronic copies of such Confidential Information from its systems (other than Confidential Information stored on electronic archival, back-up, security, or disaster recovery systems). Upon termination, Addex shall, at Indivior’s option, either return to Indivior all tangible Confidential Information disclosed to Addex by or on behalf of Indivior (including all copies thereof) or destroy such Confidential Information; provided that Addex shall have the right to retain one (1) copy of the Confidential Information in a secure location solely for purposes of identifying its confidentiality obligations under Article 13. Addex shall use reasonable endeavors to delete all electronic copies of such Confidential Information from its systems other than Confidential Information stored on electronic archival, back-up, security, or disaster recovery systems).
10.4                        Survival. Termination of this Agreement shall not impair or prejudice any cause of action or claim that one Party may have against the other Party for breach of this Agreement. Subject to the foregoing sentence, upon expiration of this Agreement, Articles 7, 11, 12, 13 and 14 and Sections 2.3, 2.4, 2.6, 3.9, 6.8, 10.3 and 10.4 and any other the provisions that expressly survive termination or expiration of the Term, shall be so performed and extended and shall continue to be subject to the terms and conditions of this Agreement.
11.                               INDEMNIFICATION
11.1                        Restriction on Limitation of Liability. Neither Party limits or excludes its liability for fraud, fraudulent concealment or fraudulent misrepresentation, nor for death or personal injury arising from its negligence.
11.2                        Indemnification by Indivior. Indivior shall defend, indemnify and hold harmless Addex, its Affiliates and their respective officers, directors, employees and agents (the “Addex Indemnified Parties”) against all claims, liabilities, losses, costs, expenses (including reasonable attorney’s fees and costs of investigation), which arise out of claims that are brought by a Third Party against the Addex Indemnified Parties resulting or arising from (a) any breach by Indivior of its representations and warranties, covenants or other obligations hereunder, (b) the negligent acts or omissions or willful misconduct of Indivior or its representatives, and (c) Third Party claims or suits in connection with the marketing, sale or distribution of the Products, except to the extent such claim is indemnifiable by Addex pursuant to Section 11.3 below.
11.3                        Indemnification by Addex. Addex shall defend, indemnify and hold harmless Indivior, its Affiliates and their respective officers, directors, employees and agents (“Indivior Indemnified Parties”) against all claims, liabilities, losses, costs, expenses (including reasonable attorney’s fees and costs of investigation), which arise out of claims that are brought by a Third Party against the Indivior Indemnified Parties resulting or arising from (a) any breach by Addex of its warranties, covenants or other obligations hereunder and (b) the negligent acts or omissions or willful misconduct of Addex or its representatives except to the extent such claim is indemnifiable by Indivior pursuant to Sections 11.2(a)-(b) above.
11.4                        Procedure. Any Party seeking to be indemnified by virtue of this Article 11 (the “Indemnitee”) shall promptly notify the other Party (“Indemnifying Party”) in writing of any Third-Party claim, action, proceeding or liability in respect of which it intends to seek indemnification hereunder. The Indemnitor shall have the right to control the defense of, and enter into any settlement with respect to, any such action, claim or liability; provided, that such settlement (a) includes an unconditional release of the Indemnitee from any and all liability to any Third Party, (b) does not adversely affect the Indemnitee’s rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights, (c) does not involve any injunctive or other equitable relief which would be imposed on Indemnitee, and (d) does not provide for any finding or admission of a violation of law or violation of the rights of any person or entity by the Indemnitee or any of its Affiliates. No such action, claim or liability shall be settled by the Indemnitee without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any fees or other costs incurred other than as provided herein. The Indemnitee, its employees, agents and Affiliates shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification. The Indemnitee shall have the right, but not the obligation to be represented by counsel of its own selection and at its own expense.
11.5                        Mitigation. Any Party making a claim under this Article 11 shall take reasonable steps to mitigate and/or minimize the losses or damages suffered.
11.6                        LIMITATION OF LIABILITY. NEITHER PARTY WILL HAVE ANY OBLIGATION OR LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE, OR IMPUTED), REPRESENTATION, STRICT LIABILITY, OR PRODUCT LIABILITY), OR FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, MULTIPLIED, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR LOSS OF REVENUE, PROFIT, SAVINGS OR BUSINESS ARISING FROM OR OTHERWISE RELATED TO THIS AGREEMENT, EVEN IF A PARTY OR ITS REPRESENTATIVES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT TO THE EXTENT THAT SUCH DAMAGES (A) ARISE FROM THE FRAUD OF SUCH PARTY, OR (B) ARE AWARDED TO A THIRD PARTY IN A CLAIM FOR WHICH SUCH PARTY IS RESPONSIBLE FOR INDEMNIFICATION HEREUNDER.
12.                               INSURANCE
12.1                        Each Party shall maintain at all times during the Term, and for [***] thereafter, comprehensive insurance coverage to cover its activities related to this Agreement, including, in the case of Indivior, products liability insurance and coverage for clinical trials, underwritten by insurers maintaining an AM Best rating of not less than “A-VII” for insurance coverage obligations. Indivior and Addex hereby agree to provide written notice to the other upon becoming aware of any material change, non-renewal or cancellation of insurance.
13.                               CONFIDENTIALITY
13.1                        In carrying out the terms of this Agreement, either Party may disclose (the “Disclosing Party”) to the other Party (the “Recipient”) information regarding the Disclosing Party and/or its Affiliates which is of a proprietary and of confidential nature, including any and all information, information regarding its business, Know-How, methods, trade secrets, financial information, customers and technology (collectively, “Confidential Information”). Confidential Information also includes the terms of this Agreement. The Recipient shall not use the Disclosing Party’s Confidential Information for any purpose other than as permitted herein and shall not disclose the Confidential Information to any Third Party, except to its employees, directors and other representatives who have a need to know such information to fulfill the provisions and intent of this Agreement, and who are bound by written obligations of confidentiality with respect to such information. The Recipient agrees that it will exercise the same degree of care and protection to preserve the proprietary and confidential nature of the Confidential Information disclosed by the Disclosing Party, as Recipient would exercise to preserve its own proprietary and confidential information, and in any case no less than a reasonable degree of care. The Recipient shall promptly notify the Disclosing Party of any unauthorized use or disclosure, or suspected unauthorized use or disclosure, of the Disclosing Party’s

Confidential Information of which the Recipient becomes aware. Each Party shall be liable for any failure of its employees, directors or other representatives to comply with the terms of this Article 13.
13.2                        The confidentiality obligations set forth in this Article 13 shall not apply to confidential information which: (a) is or becomes publicly known through no wrongful act or inaction of the Recipient; (b) the Recipient can demonstrate by written records was lawfully received by it from a Third-Party that is not legally or contractually prohibited from disclosing such information; (c) the Recipient can demonstrate by written records was developed by or for such Recipient independently of, and without the use of, such information disclosed by the Disclosing Party, (d) the Recipient is required by legal order to disclose, provided that the Recipient shall, where permitted, give the Disclosing Party immediate written notice of any such request so that the Disclosing Party may seek a protective order or other reliable assurance that confidential treatment will be accorded to the information so disclosed or (e) Indivior discloses to Regulatory Authorities in connection with obtaining Marketing Approval or other communications relating to commercialization of the Products.
13.3                        Addex shall not, and shall not permit any of its Affiliates to, grant any license or other right or permission to any entity that, after the Effective Date, acquires control of Addex, to use any confidential or non-public information regarding Addex Know-How in the Indivior Exclusive Field. Addex shall not, and shall not permit any of its Affiliates to, disclose any Addex Know How related solely and exclusively to Licensed Compounds or Products to such an entity.
13.4                        The confidentiality obligations set forth in this Article 13 shall survive for [***] years after termination or expiration of this Agreement.
14.                               MISCELLANEOUS
14.1                        Expenses. Except as otherwise expressly provided herein, each Party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of agents, legal counsel, accountants, tax and financial advisors and other facilitators and advisors.
14.2                        Force Majeure. Notwithstanding anything to the contrary herein, neither Party shall be liable or in breach of any provision of this Agreement for any failure or delay on their·part to perform any obligation set out in this agreement because of a force majeure event caused by acts of nature, flood, fire, explosion, war, terrorism, civil unrest, national or regional emergency or any cause beyond the reasonable control of the Party affected; provided that such Party gives prompt written notice to the other Party promptly after such event occurs and shall use Commercially Reasonable Efforts to fulfill its commitments hereunder as soon as possible.
14.3                        Recordation. Indivior may, at its cost and discretion, record the license granted herein, including by use of a short form document, as permitted or required by Applicable Law or otherwise, including recording a security interest in those jurisdictions which permit a licensee to do so. Addex hereby irrevocably designates and appoints Indivior and its duly authorized officers and agents, as Addex’s agent and attorney-in-fact to execute such documents and to do all other acts necessary or useful to record the license granted herein. Addex shall, upon request and at Indivior’s cost, give to Indivior such reasonable assistance as Indivior may reasonably request in connection with recording the license.
14.4                        Publicity. The Parties agree that the terms and contents of this Agreement (including the Schedules hereto) shall be treated as Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 14.4. Neither Party shall make any press release or public announcement regarding the execution or terms of this Agreement or the transaction contemplated by this Agreement without the consent of the other Party in accordance with this Section 14.4.
(a)                                 Subject to the other Party’s prior written consent (which shall not be unreasonably withheld), each Party shall have the right to make a press release announcing the achievement of each milestone payment under this Agreement as it is achieved, and the achievements of Marketing Approvals in the Major Markets as they occur. Indivior shall be given at least [***] Business Days to review such Addex announcements and may make specific, reasonable comments on such proposed press release; thereafter, Addex and Indivior may each disclose to Third Parties the information contained in such press release without the need for further approval by the other Party.
(b)                                 Except as set forth in Sections 14.4(a) and 14.4(c), neither Party shall make a public announcement concerning the existence, terms and/or contents of this Agreement, except in the case of a press release or governmental filing required by Applicable Law (where reasonably advised by the disclosing Party’s counsel), in which event the disclosing Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor. A Party commenting on such a proposed press release shall provide its comments, if any, within [***] Business Days (or within [***] Business Days in the event that such shorter period is required to comply with Applicable Law) after receiving the press release for review and the other Party shall give good faith consideration to same.
(c)                                  The Parties acknowledge that either or both Parties may be obligated to file under Applicable Law a copy of this Agreement with the SEC or other government authorities. Each Party shall be entitled to make such a required filing, provided that it requests confidential treatment of at least the financial terms and sensitive technical terms hereof and thereof to the extent such confidential treatment is reasonably available to such Party. In the event of any such filing, each Party will provide the other Party with a copy of this Agreement marked to show provisions for which such Party intends to seek confidential treatment not less than [***] Business Days prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), and shall reasonably consider the other Party’s comments thereon to the extent consistent with the legal requirements, with respect to the filing Party, governing disclosure of material agreements and material information that must be publicly filed, and shall only disclose Confidential Information which it is advised by counsel or the applicable governmental authority is legally required to be disclosed. No such notice shall be required under this Section 14.4(c) if the substance of the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by either Party hereunder or otherwise approved by the other Party.
14.5                        Independent Contractors. It is understood and agreed that nothing in this Agreement nor any agreement related hereto is intended to nor shall create a partnership between the Parties. The Parties are independent contractors and neither Party is to be considered the agent, partner, joint venturer or employee of the other Party for any purpose whatsoever and neither Party shall have any authority to enter into any contracts or assume any obligations for the other Party.
14.6                        Further Assurances. Each of the Parties shall take, or cause to be taken, all actions necessary, proper, or advisable under applicable laws to give effect to the provisions of this Agreement.
14.7                        Assignment; Binding Effect. Neither Party shall, without the prior written consent of the other Party, assign, novate, transfer or convey this Agreement (in whole or in part) or any of its rights and obligations hereunder to any Third Party except as set forth in Sections 2.2 and 3.7); provided always that either Party may assign or novate this Agreement (in whole or in part) without such consent to any Affiliate or to an acquirer of all or substantially all of the business of the assigning Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or otherwise, without such consent; subject only to that assigning or novating Party giving written notice to the non-assigning Party and the acquirer agreeing in writing to be bound by the terms hereof.
14.8                        Entire Agreement. This Agreement constitutes the entire contract between the Parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, of the Parties; and there are no representations, warranties, or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein.
14.9                        Waiver. The waiver by either Party of any right hereunder, or the failure to exercise such right, shall not be deemed a waiver of exercising such right in the future or of any other right hereunder in case of breach or failure by the other Party whether of a similar nature or otherwise.
14.10                 Amendments. No amendment and/or modification to this Agreement shall be effective unless set forth in a writing signed by both Parties.
14.11                 Notice. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given upon delivery in person, the next day after delivery by express courier service (signature required) or five (5) days after the date of mailing by registered or certified mail, return receipt requested (or its equivalent), as the address shown below or such other address as a Party provides in accordance with this Section 14.11.

Notices sent to Addex shall be addressed to:
Addex Pharma SA
12, Chemin des Aulx
CH1228 Plan-les-Ouates
Geneva, Switzerland
Attention: Chief Executive Officer
With a copy to:
Addex Pharma SA
12, Chemin des Aulx
CHI 228 Plan-les-Ouates
Geneva, Switzerland
Attention: Chief Financial Officer
and
Cooley (UK) LLP
Dashwood
69 Old Broad Street
London, EC2M 1QS
Attention: John Wilkinson
Notices sent to Indivior shall be addressed to:
Indivior UK Limited
103-105 Bath Road
Slough, Berkshire
SL1 3UH
Attention: Assistant General Counsel, EMEA

With a copy to:
Indivior Inc.
10710 Midlothian Turnpike
Suite 430
Richmond, VA 23235
Attention: Chief Legal Officer
Telephone: (804) 594-4442
and
K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attn: Calvina Bostick
         Whitney J. Smith
Notwithstanding the foregoing, reports required to be delivered pursuant to Sections 3.8, 4.4 and 6.7 shall be in writing and shall be deemed to have been sufficiently delivered upon transmission by email in accordance with the below (provided that if such email is not sent during normal business hours, such notice or communication shall be deemed to have been sent the next business day:
Addex: [***]
Indivior: [***]
14.12                 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of England and Wales, except that the construction or effect of a patent or patent application licensed under this Agreement shall be decided in accordance with the laws of the country in which the patent or patent application was granted or filed. Each Party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.
14.13                 Severability. If any provision in this Agreement is held to be invalid, void or unenforceable, then the remainder of this Agreement, or the application of such provision to the Parties or to the circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and shall be enforced to the fullest extent permitted by law. The Parties agree to renegotiate any such invalid, void or unenforceable provision in good faith in order to provide a reasonably acceptable alternative consistent with the basic purposes of this Agreement.
14.14                 Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of both Parties, each of which shall be deemed an·original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or electronic signature, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered.
14.15                 Interpretation and Construction. Unless the context of this Agreement otherwise requires, (a) the terms “include,” “includes,” or “including” shall be deemed to be followed by the words “without limitation” unless otherwise indicated; (b) the terms “hereof,” “herein,” “hereby,” and derivative or similar words refer to this entire Agreement; and (c) the terms “Section” and “Schedule” refer to the specified Section and Schedule of this Agreement.
Whenever this Agreement refers to a number of days, unless otherwise specified, such number shall refer to calendar days. The headings and paragraph captions in this Agreement are for reference and convenience purposes only and shall not affect the meaning or interpretation of this Agreement. This Agreement shall not be interpreted or constructed in favor of or against either Party because of its effort in preparing it.
***

This Agreement is signed by duly authorised representatives of the Parties:

Signed for an on behalf of
INDIVIOR UK LIMITED

By:	/s/ Richard Simkin
	Name:	Richard Simkin
	Title:	Chief Commercial Officer

Signed for an on behalf of
ADDEX PHARMA S.A.

By:	/s/ Tim Dyer
	Name:	Tim Dyer
	Title:	Chief Executive Officer

SCHEDULE 1.3
ADDEX EXISTING PATENT RIGHTS

Reference	Country	Application Number	Patent Number	Grant Date	Expiry Date	Status
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]
	[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]		[***]		[***]	[***]
[***]		[***]		[***]	[***]
[***]		[***]		[***]	[***]
[***]		[***]		[***]	[***]
[***]		[***]		[***]	[***]
[***]		[***]		[***]	[***]
[***]		[***]		[***]	[***]
[***]		[***]		[***]	[***]

[***]	[***]	[***]	[***]
_________________
(1)[***]
(2)[***]

SCHEDULE 1.13
AGREED ASSAY
The details of the Agreed Assay are as follows:
-    [***]
OR
-    [***]